Exhibit 5.1

lawyers@saul.com www.saul.com

May 1, 2018

Liberty Property Trust

500 Chesterfield Parkway

Malvern, Pennsylvania  19355

Re:                             Liberty Property Trust

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Maryland counsel for Liberty Property Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the shelf registration of up to 352,900 common shares of beneficial interest of the Company, $0.001 par value (the “Shares”), proposed to be offered for resale by the holders from time to time, under the Securities Act of 1933, as amended (the “Act”), at prices and on terms to be determined at the time of offering pursuant to a registration statement on Form S-3 (the “S-3 Registration Statement”) and the prospectus contained in the S-3 Registration Statement (the “S-3 Prospectus”).

In connection with our representation of the Company and as a basis for the opinions hereinafter set forth, we have examined originals or photographic copies of the following documents (hereinafter collectively referred to as the “Documents”):

(i)                                     The S-3 Registration Statement, in the form filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Act;

(ii)                                  The S-3 Prospectus;

(iii)                               The Amended and Restated Declaration of Trust of the Company recorded by the Maryland State Department of Assessments and Taxation (“SDAT”) on May 29, 1997, as amended on June 22, 2004, October 4, 2007, June 18, 2010 and May 27, 2014 (collectively, the “Declaration of Trust”);

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DELAWARE  FLORIDA  ILLINOIS  MARYLAND  MASSACHUSETTS  NEW JERSEY  NEW YORK  PENNSYLVANIA  WASHINGTON, DC

A DELAWARE LIMITED LIABILITY PARTNERSHIP

(iv)                              Articles Supplementary of the Company recorded on August 7, 1997; Articles Supplementary of the Company recorded on December 23, 1997; Articles Supplementary of the Company recorded on July 28, 1999; Articles Supplementary of the Company recorded on April 18, 2000; Articles Supplementary of the Company recorded on June 10, 2002; Articles Supplementary of the Company recorded on September 1, 2004; Articles Supplementary of the Company recorded on June 17, 2005; Articles Supplementary of the Company recorded on June 30, 2005; Articles Supplementary of the Company recorded on August 23, 2005; Articles Supplementary of the Company recorded on December 15, 2006; and Articles Supplementary of the Company recorded on August 21, 2007 (collectively, the “Articles Supplementary”);

(v)                                 The First Amended and Restated Bylaws of the Company, as amended on April 5, 2006, December 6, 2007 and March 27, 2017 (collectively, the “Bylaws”);

(vi)                              The Second Restated and Amended Agreement of Limited Partnership, as amended (the “Partnership Agreement”), of Liberty Property Limited Partnership, a Pennsylvania limited partnership (the “Partnership”);

(vii)                           Copies of resolutions adopted by the Board of Trustees of the Company on April 16, 2018;

(viii)                        A Certificate of Status for the Company from SDAT dated April 26, 2018;

(ix)                              A certificate executed by Herman C. Fala, Esquire, the Secretary of the Company, dated as of the date of this letter, certifying as to the authenticity of the Declaration of Trust, the Articles Supplementary and Bylaws, the incumbency of the officers of the Company, the resolutions adopted by the Company’s Board of Trustees, and other matters that we have deemed necessary and appropriate; and

(x)                                 Such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)                                 That all signatures on the Documents and any other documents submitted to us for examination are genuine;

(b)                                 The authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all representations, warranties, statements and information contained in the Documents;

(c)                                  The legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(d)                                 That all persons executing Documents on behalf of any party (other than the Company) are duly authorized;

(e)                                  That each of the parties (other than the Company) has duly and validly executed and delivered each of the Documents to which that party is a signatory, and the party’s obligations are valid and legally binding obligations, enforceable in accordance with the terms of the respective Documents;

(f)                                   That there will be no changes in applicable law between the date of this opinion letter and any date of issuance or delivery of the Shares;

(g)                                  That at the time of delivery of any Shares, all contemplated additional actions shall have been taken and the authorization of the issuance of the Shares by the Board of Trustees of the Company will not have been modified or rescinded;

(h)                                 That the issuance, execution and delivery of the Shares will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(i)                                     That the Partnership is a limited partnership validly existing and in good standing under the laws of its state of formation;

(j)                                    That the consideration received or proposed to be received for the issuance and sale of the Shares as contemplated by the Partnership Agreement is not less than the par value per share; and

(k)                                 That the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of the Shares, and any other contemporaneously issued or reserved common shares or preferred shares, together with the number of common shares and preferred shares of the Company previously issued and outstanding and the number of common shares and preferred shares of the Company previously reserved for issuance upon the conversion or exchange of other securities issued by the Company or the Partnership, of which the Company is the sole general partner, does not and will not exceed the number of then-authorized shares of beneficial interest of the Company or of then-authorized shares within the applicable class or series of shares of the Company’s common shares and preferred shares.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of Herman C. Fala, Esquire, the Secretary of the Company, and have assumed that the Secretary’s certificate and representations continue to remain true and complete as of the date of this letter.  We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.                                      The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland.

2.                                      The Shares are duly authorized and, when and if the Shares are duly issued and delivered in the manner and for the consideration contemplated by the Partnership Agreement, the Shares will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth are also subject to the following general qualifications:

(i)                                     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.  We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii)                                  We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)                               We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as an exhibit to the S-3 Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ SAUL EWING ARNSTEIN & LEHR LLP